                                                                    Exhibit 99.1

                                                CONTACT:               John Vuko
                                                         Chief Financial Officer
                                                            Genitope Corporation
                                                                Ph: 650-482-2000
                                                                 IR@genitope.com



          GENITOPE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR SECOND
                           QUARTER ENDED JUNE 30, 2004

(REDWOOD CITY, CALIF.) AUGUST 12, 2004 - Genitope Corporation (Nasdaq: GTOP) announced today financial results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, Genitope Corporation reported a net loss of $6.8 million, as compared to a net loss of $24.9 million for the same period in 2003. Basic and diluted loss per share was $0.37 for the second quarter of 2004, compared to $13.74 for the same period in 2003. Net loss for the second quarter of 2003 included an $18.4 million non-cash dividend related to the Company's preferred stock financings and $0.8 million of non-cash interest expense related to the amortization of the discount on the Company's convertible notes. No such charges were recorded in 2004.

Total operating expenses for the second quarter of 2004 were $6.9 million, compared to $5.7 million in the second quarter of 2003. The increase was primarily due to higher staffing levels and clinical trial costs associated with the Company's lead product candidate, MyVax(R) Personalized Immunotherapy for the treatment of follicular B-cell non-Hodgkin's lymphoma and increased corporate infrastructure and other operating costs required to support the Company's growth and status as a public company.

As of June 30, 2004, cash, cash equivalents and short-term investments totaled $72.3 million compared to $29.8 million as of December 31, 2003. In June 2004, Genitope Corporation completed a follow-on offering in which it sold 7,013,646 shares of common stock at a public offering price of $8.50 per share for net proceeds of approximately $55.9 million, after deducting underwriters' discounts and commissions and offering expenses.

RECENT CORPORATE PROGRESS AND OUTLOOK

"With the completion of our follow-on offering in June, we have the financial resources to continue the clinical development of our lead product candidate, MyVax(R) Personalized Immunotherapy, and commence the construction of a commercial scale manufacturing facility," said Dan W. Denney Jr., Ph.D., chairman and chief executive officer of Genitope Corporation. "In April of 2004, we completed patient registration for our pivotal Phase 3 clinical trial for the treatment of follicular B-cell non-Hodgkin's lymphoma, and we anticipate that the first interim analysis will be initiated in the second quarter of 2005."

John Vuko, Genitope Corporation's chief financial officer, commented that "Cash consumption of $6.5 million and operating expenses of $6.9 million for the second quarter were within our range of expectations. As we continue our development of MyVax(R) Personalized Immunotherapy and begin the build-out of our manufacturing facility, we expect cash consumption and expenses to increase during the remainder of 2004."

ABOUT GENITOPE CORPORATION

Genitope Corporation is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation's lead product candidate, MyVax(R) Personalized Immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient's tumor and is designed to activate the patient's immune system to identify and attack cancer cells. Genitope Corporation is conducting a pivotal Phase 3 clinical trial of MyVax(R) Personalized Immunotherapy in previously untreated indolent non-Hodgkin's lymphoma patients. For more information about Genitope Corporation, please call 866-GENITOPE or visit www.genitope.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements regarding the progress of Genitope Corporation's clinical programs, its planned expenditures and cash consumption, future financial results, the sufficiency of its financial resources and the timing of the initiation of the interim analysis in its pivotal Phase 3 trial. Words such as "believes," "anticipates," "plans," "expects," "will," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation's results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the progress, timing and results of Genitope Corporation's clinical trials, intellectual property matters, difficulties or delays in obtaining regulatory approval, manufacturing MyVax(R) Personalized Immunotherapy, competition from other pharmaceutical or biotechnology companies, Genitope Corporation's ability to obtain additional financing to support its operations and other risks detailed from time to time in Genitope Corporation's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K for the fiscal year ended December 31, 2003 and the Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

                        ~FINANCIAL STATEMENTS TO FOLLOW~

                              GENITOPE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                        THREE MONTHS ENDED          SIX MONTHS ENDED
                                                             JUNE 30,                    JUNE 30,
                                                      ----------------------      ----------------------
                                                        2004          2003          2004          2003
                                                      --------      --------      --------      --------
Operating expenses:
  Research and development                            $  5,542      $  4,678      $ 11,160      $  8,810
  Sales and marketing                                      419           321           933           599
  General and administrative                               913           719         1,495         1,465
                                                      --------      --------      --------      --------
         Total operating expenses                        6,874         5,718        13,588        10,874
                                                      --------      --------      --------      --------

Loss from operations                                    (6,874)       (5,718)      (13,588)      (10,874)

Interest expense                                            (1)         (836)           (2)         (836)
Interest and other income, net                              96            20           157            42
                                                      --------      --------      --------      --------

Net loss                                                (6,779)       (6,534)      (13,433)      (11,668)
Dividend related to issuance of convertible
  preferred shares and the beneficial
  conversion feature of preferred stock                   --         (18,407)         --         (18,407)
                                                      --------      --------      --------      --------

Net loss attributable to common stockholders          $ (6,779)     $(24,941)     $(13,433)     $(30,075)
                                                      ========      ========      ========      ========

Basic and diluted net loss per share attributable
  attributable to common stockholders                 $  (0.37)     $ (13.74)     $  (0.76)     $ (16.73)
                                                      ========      ========      ========      ========

Shares used in computing basic and diluted
  net loss per share attributable to common
  stockholders                                          18,562         1,815        17,789         1,798
                                                      ========      ========      ========      ========

                              GENITOPE CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                         JUNE 30,      DECEMBER 31,
                                                           2004            2003
                                                         ---------      ---------
                                                        (unaudited)
                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                              $  60,810      $  29,790
  Short-term investments                                    11,477           --
  Prepaid expenses and other current assets                    374            388
                                                         ---------      ---------
     TOTAL CURRENT ASSETS                                   72,661         30,178
Property and equipment, net                                  1,682          1,917
Other assets                                                   257            257
                                                         ---------      ---------
     TOTAL ASSETS                                        $  74,600      $  32,352
                                                         =========      =========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                       $   1,650      $   2,781
  Accrued and other current liabilities                      1,005            781
  Current lease obligations                                     26             26
                                                         ---------      ---------
     Total current liabilities                               2,681          3,588
  Noncurrent lease obligations                                   9             22
                                                         ---------      ---------
     TOTAL LIABILITIES                                       2,690          3,610
                                                         ---------      ---------
STOCKHOLDERS' EQUITY:
  Common stock                                                  24             17
  Additional paid-in capital                               174,583        119,323
  Notes receivable from stockholders                           (48)           (48)
  Deferred stock compensation                               (1,436)        (2,787)
  Accumulated other comprehensive loss                         (17)          --
  Deficit accumulated during the development stage        (101,196)       (87,763)
                                                         ---------      ---------
     Total stockholders' equity                             71,910         28,742
                                                         ---------      ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  74,600      $  32,352
                                                         =========      =========